Exhibit 4.86
Transfer Agreement
This Transfer Agreement (this “Agreement”) is executed by and among the parties below as of May [ ], 2007 in Beijing:
Party A: Hurray! Times Communications (Beijing) Co., Ltd. (“Hurray! Times”)
Party B: Beijing WVAS Solutions Ltd. (“WVAS Solutions”)
Party C: Beijing Enterprise Network Technology Co., Ltd. (“Beijing Network”)
Party D: Xiaoping Wang, Hao Sun
Party E: Beijing Hurray! Times Technology Co., Ltd. (“Beijing Hurray! Times”)
As used in this Agreement, Party A, Party B, Party C, Party D, and Party E is each a “Party” and collectively, the “Parties”.
WHEREAS, Party A, Party B, Party C, and Party D has signed a series of cooperation agreements (the “Original Agreement”, detailed agreement list as specified in Appendix 1)
Now therefore, upon mutual discussion and negotiation, the Parties have reached the following agreement:
1.
Party E agreed with Party A, Party B, Party C, and Party D that Party E shall duly execute the rights, duties and obligations as set forth under the Original Agreement, and guarantees to perform the Original Agreement. The terms and conditions of the Original Agreement shall be binding upon Party E, as if Party E is the duly authorized representative of the Original Agreement on behalf of Party A as of the effective date first written upon the Original Agreement.

2.
Party B, Party C, and Party D hereby jointly agree to terminate any rights, duties and obligations of Party A as set forth under the Original Agreement, as well as all claims and reimbursements in connection with the Original Agreement. Any rights, duties and obligations of Party A as set forth under the Original Agreement shall terminate and Party E shall execute the Original Agreement and shall bear all legal responsibilities in connection with the Original Agreement on behalf of Party A.

3.
Party B, Party C, and Party D hereby jointly agree to accept Party E in executing the rights, duties and obligations as set forth under the Original Agreement on behalf of Party A. Party B, Party C, and Party D shall duly execute all rights, duties and obligations as set forth under the Original Agreement to Party E, and the terms and conditions of the Original Agreement shall be binding upon Party B, Party C, and Party D herein, as if Party E is the duly authorized representative of the Original Agreement on behalf of Party A as of the effective date first written upon the Original Agreement.

4.
The parties shall strive to settle any dispute arising from the interpretation or performance in connection with this Agreement through friendly consultation. In case no settlement can be reached through consultation within sixty (60) days, either party can submit such matter to the China International Economic and Trade Arbitration Commission (“CIETAC”) in Beijing.

5.	This Agreement shall be governed by and construed in accordance with the PRC law.

6.	This Agreement may be executed in five (5) counterparts, with each Party holding one copy, of which shall take immediate effect upon authorized signature or company stamp of the Parties herein.
[Remainder of Page Intentionally Left Blank]

Transfer Agreement
Party A: Hurray! Times Communications (Beijing) Co., Ltd. (“Hurray! Times”)
[Company Seal]
Party B: Beijing WVAS Solutions Ltd. (“WVAS Solutions”)
[Company Seal]
Party C: Beijing Enterprise Network Technology Co., Ltd. (“Beijing Network”)
[Signature]
Party D: Xiaoping Wang, Hao Sun
[Signature]
Party E: Beijing Hurray! Times Technology Co., Ltd. (“Beijing Hurray! Times”)
[Company Seal]

Appendix 1: Transfer Agreement List

Name of Agreements	Parties	New Parties	Effective Date
Exclusive Technical Consulting and Service Agreement	Hurray! Times WVAS Solutions	Beijing Hurray! Times WVAS Solutions	May 5, 2004
Business Cooperation Agreement	Hurray! Times WVAS Solutions Beijing Network Xiaoping Wang, Hao Sun	Beijing Hurray! Times WVAS Solutions Beijing Network Xiaoping Wang, Hao Sun	October 1, 2004
Share Pledge Agreement	Hurray! Times Beijing Network	Beijing Hurray! Times Beijing Network	October 1, 2004
Share Pledge Agreement	Hurray! Times Xiaoping Wang	Beijing Hurray! Times	October 1, 2004
Share Pledge Agreement	Hurray! Times Hao Sun	Beijing Hurray! Times Hao Sun	October 1, 2004
Letter of Commitment	Hao Sun		October 1, 2004
Letter of Commitment	Xiaoping Wang		October 1, 2004
Letter of Commitment	Beijing Network		October 1, 2004